Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms included below but not defined in this Exhibit 99.4 have the same meaning as terms defined and included in the Current Report on Form 8-K (the “Current Report”) filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2026 and, if not defined in the Current Report, the final prospectus and definitive proxy statement (the “Proxy Statement/Prospectus”) filed with the Commission on February 13, 2026. Unless the context otherwise requires, the “Company,” “Post-Combination Company,” “Suncrete,” “PubCo,” “we,” “us,” or “our” refers to Suncrete, Inc. and its subsidiaries after giving effect to the Closing.

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Haymaker Acquisition Corp. 4 (“Haymaker”) and Concrete Partners Holding, LLC (“CPH”), adjusted to give effect to the Business Combination (as defined below) and related transactions, including the acquisition of the Schwarz Entities (as defined below). The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures and Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and do not present the any synergies expected to occur as a result of the Business Combination.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, gives effect to the Business Combination and related transactions as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 give effect to the Business Combination and related transactions as if they had occurred on January 1, 2025, the beginning of the earliest period presented.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented. The unaudited pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Post- Combination Company’s financial position or results of operations actually would have been had the Business Combination and related transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Post-Combination Company following the reverse recapitalization. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma condensed combined financial information has been derived from, and should be read in conjunction with, the historical financial statements and related notes of Haymaker as of and for the year ended December 31, 2025, which are incorporated by reference; the historical financial statements and related notes of CPH, which are included as Exhibit 99.2 to the Current Report; and the historical financial statements and related notes of the Schwarz Entities as of October 17, 2025 and for the period January 1, 2025 through October 17, 2025, which are included as Exhibit 99.5 to the Current Report. The historical information of CPH for year ended December 31, 2025 has been adjusted to include the estimated transaction accounting adjustments of the Thunder Acquisition (as defined below).

Description of the Business Combination

On October 9, 2025, Haymaker, with Haymaker Merger Sub I, Inc. (“Merger Sub I”), Haymaker Merger Sub II, LLC (“Merger Sub II”), Suncrete and CPH entered into a business combination agreement (the “Business Combination Agreement”) pursuant to which (1) at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below), Haymaker merged with Merger Sub I, a wholly-owned subsidiary of PubCo (the “Initial Merger”) with Haymaker surviving the Initial Merger as a wholly owned subsidiary of the Company (the time at which the Initial Merger became effective, the “Initial Merger Effective Time”) and immediately after, CPH merged into Merger Sub II, a wholly-owned subsidiary of PubCo (the “Acquisition Merger,” together with the Initial Mergers, the “Mergers,” and the time at which the Acquisition Merger became effective, the “Acquisition Merger Effective Time”) resulting in a combined company whereby Haymaker and CPH are wholly-owned subsidiaries of Suncrete, as more fully described in the Proxy Statement/Prospectus; (2) Haymaker domesticated (the “Domestication”) as a Delaware corporation in accordance with the General Corporation Law of the State of Delaware, the Companies Act (As Revised) of the Cayman Islands and the amended and restated memorandum and articles of association of Haymaker (as amended from time to time); and (3) the other transactions contemplated by the Business Combination Agreement and documents related thereto were consummated (collectively, with the Mergers, the Domestication and all other transactions contemplated by the Business Combination Agreement, the “Business Combination”).

On April 8, 2026, as contemplated by the Business Combination Agreement, Haymaker filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which Haymaker was domesticated and continued as a Delaware corporation.

Subject to and in accordance with the terms and conditions of the Business Combination Agreement, Initial Merger and Acquisition Merger:

1)	At the Initial Merger Effective Time:

a.	PubCo filed Amended and Restated PubCo Certificate of Incorporation with the Secretary of State of Delaware, which was adopted as the certificate of incorporation of PubCo until thereafter amended as provided by the DGCL and such certificate of incorporation;

b.	The Amended and Restated PubCo Bylaws were adopted as the bylaws of PubCo until thereafter amended as provided by the DGCL, the Amended and Restated PubCo Charter and such bylaws;

c.	The certificate of incorporation and bylaws of Merger Sub I, as in effect immediately prior to the Initial Merger Effective Time became the certificate of incorporation and bylaws for the SPAC until thereafter amended in accordance with their terms and applicable provisions of the DGCL;

d.	Each issued and outstanding share of common stock of Merger Sub I was redeemed for par value;

e.	Each issued and outstanding share of Class A common stock of Haymaker was canceled and converted into one share of Class A common stock, par value $0.0001 per share of PubCo (“PubCo Class A Common Stock”);

f.	Each issued and outstanding Class B common stock of PubCo was canceled and converted into one share of Class B common stock, par value $0.0001 per share of PubCo (“PubCo Class B Common Stock”);

g.	Each outstanding and unexercised issued and outstanding public warrant to purchase Class A ordinary shares of Haymaker (“SPAC Warrant”), was automatically assumed and converted into a warrant to acquire one share of PubCo Class A Common Stock, subject to the same terms and conditions (including exercisability terms) as were applicable to the corresponding former SPAC Warrant immediately prior to the Initial Merger Effective Time;

h.	Each issued and outstanding SPAC Unit was detached into one share of PubCo Class A Common Stock and one-half of one SPAC Warrant;

2)	At the Acquisition Merger Effective Time:

a.	The certificate of formation and limited liability company agreement of Merger Sub II, as in effect immediately prior to the Acquisition Merger Effective Time, in materially the same form, became the certificate of formation and limited liability company agreement of the Surviving Subsidiary Company until thereafter amended in accordance with their terms and the applicable provision of the DLLCA;

b.	Each issued and outstanding Company Common Unit was cancelled and converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of PubCo Class B Common Stock and/or PubCo Class A Common Stock equal to the Company Common Unit Exchange Ratio (as defined in the Business Combination Agreement);

c.	Each issued and outstanding Preferred Unit of CPH was cancelled and converted into the right to receive, in the aggregate, that number of fully paid and non-assessable shares of PubCo Class B Common Stock and/or PubCo Class A Common Stock equal to the Company Preferred Unit Exchange Ratio (as defined in the Business Combination Agreement);

i.	Each issued and outstanding Senior Preferred Unit (as defined below) was canceled and converted into the right to receive Series A Preferred Stock (as defined below) in the amount equal to the Unreturned Senior Preferred Contribution defined and calculated in accordance with the Amended and Restated Limited Liability Company Agreement of CPH;

d.	Each issued and outstanding Incentive Unit of CPH was automatically cancelled and ceased to exist in exchange for a right to receive a number of restricted shares of PubCo Class A Common Stock equal to the Company Incentive Unit Share Consideration (as defined in the Business Combination Agreement) with respect to such Company Incentive Unit;

e.	Each Unit of CPH held in treasury was cancelled without any conversion and no payment or distribution made;

f.	Each issued and outstanding PubCo Class B Common Stock was converted into and exchanged, on a one-for-one basis, into one share of PubCo Class A Common Stock;

g.	Each issued and outstanding Unit of Merger Sub II was converted into and exchanged for one validly issued, fully paid and non-assessable Unit of CPH; and

h.	Subject to receipt of necessary waivers, approvals, consents or authorizations and the satisfaction of certain contractual requirements, PubCo issued 2,500,000 shares of PubCo Class B Common Stock to Dothan Independent GP, LP (“Dothan Independent”).

Other Agreements

PIPE Subscription Agreements

Haymaker has entered into subscription agreements (the “PIPE Subscription Agreements”) with certain institutional investors (collectively, the “PIPE Investors”), pursuant to which, among other things, Haymaker has agreed to (i) issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 17,378,676 shares of PubCo Class A Common Stock for a purchase price of $10.00 per share and/or (ii) 2,525,094 pre-funded common stock purchase warrants, each to purchase one share of Class A Common Stock (the “Pre-Funded Warrants”) at a per share exercise price equal to $0.0001, at a purchase price per Pre-Funded Warrant equal to the Purchase Price less the Exercise Price. Concurrently with the Closing, Suncrete received an aggregate amount of $167.1 million from the PIPE Investors.

Exchange Agreement

The Company previously entered into a Securities Exchange Agreement (the “Exchange Agreement”) with holders of Suncrete’s Senior Preferred Units (the “Senior Preferred Units”), pursuant to which the Company agreed to issue an aggregate of 26,000 shares of Series A Convertible Perpetual Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), to such Senior Preferred Unit holders in exchange for their Senior Preferred Units (the “Exchange”). On April 8, 2026, the Exchange occurred immediately prior to the closing of the Acquisition Merger, and the Company issued 26,000 shares of Series A Preferred Stock to the Senior Preferred Unit holders, following the acceptance by the Secretary of State of the State of Delaware of the Certificate of Designation for the Series A Convertible Perpetual Preferred Stock.

Anticipated Accounting Treatment

The Business Combination will be accounted for as a reverse recapitalization under GAAP. Under this method of accounting, Haymaker will be treated as the “acquired” company for accounting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company will represent a continuation of the financial statements of CPH with the Business Combination treated as the equivalent of CPH issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker will be stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of CPH in future reports of PubCo.

CPH has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	CPH members comprising a relative majority of the voting power of PubCo and having the ability to nominate six of the eight members of the board of directors of PubCo;

•	CPH’s operations prior to the acquisition comprising the only ongoing operations of PubCo; and

•	CPH’s senior management comprising a majority of the senior management of PubCo.

The following unaudited pro forma condensed combined balance sheet as of December 31, 2025 is based on the audited historical financial statements of Haymaker and CPH:

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

(In $000's)	CPH Historical	Haymaker As Reclassified (See Note n)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$6,333	$4	$258,241	(a)	$168,722
			(10,460)	(b)
			(12,180)	(c)
			167,120	(d)
			(3,613)	(m)
			(144,119)	(f)
			(56,729)	(l)
			(25,875)	(j)
			(10,000)	(k)
Accounts receivable, net	33,699	—	—		33,699
Inventory	8,723	—	—		8,723
Other current assets	5,047	35	—		5,082
Total current assets	53,802	39	162,385		216,226
Property, plant and equipment:
Property, plant & equipment, at cost	168,767	—	—		168,767
Less: accumulated depreciation	(15,390)	—	—		(15,390)
Property, plant and equipment, net	152,837	—	—		152,837
Goodwill	79,505	—	—		79,505
Customer relationships, net	71,373	—	—		71,373
Trade name	24,800	—	—		24,800
Cash and securities held in Trust Account	—	258,241	(258,241)	(a)	—
Other noncurrent assets	2,385	—	—		2,385
Total assets	$384,702	$258,280	$(95,856)		$547,126

LIABILITIES, REDEEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,558	$—	$—		$12,558
Accrued liabilities	13,654	2,251	—		15,905
WCL Promissory Note - related party	—	1,060	(1,060)	(b)	—
Current portion of lease liabilities	475	—	—		475
Extension promissory note	—	2,250	(2,250)	(b)	—
Long-term debt, current portion	27,081	—	—		27,081
Total current liabilities	53,768	5,561	(3,310)		56,019
Deferred underwriting fee payable	—	8,650	(8,650)	(b)	—
Subscription Agreement liability	—	9,075	(9,075)	(f)
Long-term lease liability	1,727	—	—		1,727
Long-term debt, net	186,625	—	—		186,625
Total liabilities	242,120	23,286	(21,035)		244,371
Commitments and Contingencies
Redeemable mezzanine equity
Class A Ordinary Shares subject to possible redemption	—	258,241	(258,241)	(f)	—
Senior Preferred Units	26,590	—	(26,590)	(e)	—
Preferred Units	130,623	—	(130,623)	(g)	—
Series A Preferred Stock	—	—	26,590	(e)	26,590
Shareholders' equity
PubCo Class A Common Stock	—	—	1	(f)	5
			2	(d)
			1	(g)
			1	(h)
PubCo Class B Common Stock	—	—	1	(g)	1
Class B Ordinary Shares	—	1	(1)	(h)	—
Members' Equity (Deficit)	(14,631)	—	(10,000)	(k)	(24,631)
Additional paid-in capital	—	—	123,196	(f)	300,790
			(12,180)	(c)
			167,118	(d)
			130,621	(g)
			(23,248)	(i)
			(3,613)	(m)
			1,500	(b)
			(56,729)	(l)
			(25,875)	(j)
Accumulated deficit	—	(23,248)	23,248	(i)	—
Total shareholders' equity	(14,631)	(23,247)	314,043		276,165
Total liabilities, redeemable mezzanine equity, and shareholders' equity	$384,702	$258,280	$(95,856)		$547,126

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)	Adjustment necessary to reflect the transfer of marketable securities held in the Trust Account to cash.

(b)	Adjustment necessary to reflect the settlement of the deferred underwriting fee and the extension promissory note by cash upon the Closing of the Business Combination. The WCL Promissory Note was settled by issuing 150,000 shares of PubCo Class A Common Stock.

(c)	Adjustment necessary to reflect the transaction costs incurred by CPH of approximately $12.2 million. The costs of CPH are accounted for as a reduction in the combined cash account with a corresponding reduction in additional paid-in capital consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the combined company income statement beyond 12 months after the transaction. The transaction costs for Haymaker are approximately $10.1 million and are excluded from the unaudited pro forma condensed combined balance sheet.

(d)	Adjustment necessary to reflect the receipt of $167.1 million in proceeds from the PIPE Investment. Pursuant to the PIPE Subscription Agreements, Haymaker has agreed to issue and sell, in private placements to close immediately prior to or substantially concurrently with the Closing, an aggregate of 17,378,676 shares of PubCo Class A Common Stock and/or Pre-Funded Warrants, to the PIPE investors. The PIPE Subscription Agreements are accounted as a derivative liability initially recognized at fair value. Upon settlement of the agreements, when the cash is received, Haymaker recorded a debit to cash and a credit to additional paid-in capital, with a corresponding reversal of the previously recorded derivative liability.

(e)	Adjustment to reflect the exchange of the Senior Preferred Units for Series A Preferred Stock of PubCo.

(f)	Adjustment necessary to reflect the redemption of 12,628,150 shares for cash by the Public Shareholders of Haymaker upon the consummation of the Business Combination at a redemption price of $11.41 per share. The remaining marketable securities held in the Trust Account are transferred to cash, with a corresponding credit to accumulated paid-in-capital. Additionally, the settlement of the Subscription Agreement liability is reversed and results in a credit to accumulated paid-in-capital.

(g)	Adjustment necessary to reflect the conversion of Company Preferred Units into shares of PubCo Class A Common Stock and PubCo Class B Common Stock.

(h)	Adjustment necessary to reflect the conversion of SPAC Class B Ordinary Shares into shares of PubCo Class A Common Stock.

(i)	Adjustment necessary to reflect the elimination of Haymaker historical accumulated deficit.

(j)	Adjustment necessary to reflect the redemption of 11.5 million warrants at a price per warrant of (i) $2.25 in cash and (ii) 0.075 shares of PubCo Class A Common Stock.

(k)	Adjustment necessary to present the $10.0 million payment to Dothan Management for diligence and integration fees for the services provided by Dothan Management and its personnel to CPH in relation to the Business Combination.

(l)	Adjustment to reflect aggregate payments made by Suncrete pursuant to pre-paid forward agreements with holders of 4,902,989 Class A Ordinary Shares.

(m)	Adjustment necessary to reflect aggregate payments made by CPH in connection with the Non-Redemption Agreements.

(n)	The following reclassifications were made to conform the historical financial statements of Haymaker to the presentation of CPH, and such amounts are reflected in the “Haymaker As Reclassified” column:

AS RECLASSIFIED BALANCE SHEET OF HAYMAKER

AS OF DECEMBER 31, 2025

		Historical
Suncrete caption	Haymaker Acquisition Corp. 4 caption	Haymaker As Reported	Reclassification Adjustments	Haymaker As Reclassified
ASSETS	ASSETS
Current assets:	Current assets:
Cash and cash equivalents	Cash	$4	$—	$4
	Prepaid expenses	35	(35)	—
Accounts receivable, net		—	—	—
Inventory		—	—	—
Other current assets		—	35	35
Total current assets	Total current assets	39	—	39

Property, plant and equipment:
Property, plant & equipment, at cost		—	—	—
Less: accumulated depreciation		—	—	—
Property, plant and equipment, net		—	—	—
	Prepaid insurance - non-current	—	—	—
Goodwill		—	—	—
Customer relationships, net		—	—	—
Trade name		—	—	—
Cash held in Trust Account	Cash held in Trust Account	258,241	—	258,241
Other noncurrent assets		—	—	—
Total assets	Total assets	$258,280	$—	$258,280

LIABILITIES, REEDEMABLE MEZZANINE EQUITY, AND SHAREHOLDERS' EQUITY	LIABILITIES, CLASS A ORDINARY SHARES AND SHAREHOLDERS' EQUITY
Current liabilities:	Current liabilities:
	Accrued expenses	$2,251	$(2,251)	$—
	Accrued offering costs	—	—	—
Accounts payable		—	—	—
Accrued liabilities		—	2,251	2,251
WCL Promissory Note - related party	WCL Promissory Note - related party	1,060	—	1,060
Extension promissory note	Extension promissory note	2,250	—	2,250
Long-term debt, current portion		—	—	—
Total current liabilities	Total current liabilities	5,561	—	5,561

Long-term liabilities	Long-term liabilities
Deferred underwriting fee payable	Deferred underwriting fee payable	8,650	—	8,650
	Subscription Agreement liability	9,075	—	9,075
Long-term lease liability		—	—	—
Long-term debt, net		—	—	—
Total liabilities	Total liabilities	23,286	—	23,286

Commitments and Contingencies (Note 14)	Commitments and Contingencies

Redeemable mezzanine equity
Class A Ordinary Shares subject to possible redemption	Class A Ordinary Shares subject to possible redemption	258,241	—	258,241
Senior Preferred Units			—	—
Preferred Units			—	—

Shareholders' Equity (Deficit)	Shareholders' Equity (Deficit)
Preference shares	Preference shares	—	—	—
Class A Ordinary Shares	Class A Ordinary Shares	—	—	—
Class B Ordinary shares	Class B Ordinary shares	1	—	1
Common units (deficit)		—	—	—

Additional paid-in capital	Additional paid-in capital	—	—	—
Accumulated deficit	Accumulated deficit	(23,248)	—	(23,248)
Total shareholders’ equity	Total shareholders’ deficit	(23,247)	—	(23,247)
		—	—	—
Total liabilities, redeemable mezzanine equity, and shareholders' equity	Total liabilities, Class A Ordinary Shares subject to possible redemption , and shareholders' equity	$258,280	$—	$258,280

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 is based on the audited historical financial statements of Haymaker, CPH and the Schwarz Entities:

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2025

(In $000's)	CPH Pro Forma Combined (See Note d)	Haymaker As Reclassified (See Note e)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues	$270,302	$—	$—		$270,302

Cost of goods sold:	181,232	—	—		181,232

Gross profit	89,070	—	—		89,070

Operating expenses:
Selling, general, and administrative expenses	60,976	2,762	10,000	(a)	73,738
Acquisition-related costs	6,696	—	—		6,696
(Gain) loss on disposal of assets, net	(508)	—	—		(508)
Total operating expenses	67,164	2,762	10,000		79,926

Operating income	21,906	(2,762)	(10,000)		9,144

Non-operating expenses (income):
Interest earned on cash held in Trust Account	—	(10,367)	10,367	(b)	—
Initial loss on Subscription Agreement liability	—	7,178	(7,178)	(c)
Change in fair value of Subscription Agreement liability	—	1,897	(1,897)	(c)
Other expense	337	—	—		337
Interest expense, net	18,050	—	—		18,050
Total non-operating expense (income)	18,387	(1,292)	1,292		18,387

Net income (loss)	$3,519	$(1,470)	$(11,292)		$(9,243)

Weighted average number of common shares outstanding, basic and diluted	95,700,000				73,119,471
Net income (loss) per common share, basic and diluted	$(0.12)				$(0.13)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(a)	Adjustment necessary to present the $10.0 million payment to Dothan Concrete Investments Management, LLC (“Dothan Management”) for diligence and integration fees for the services provided by Dothan Management and its personnel to CPH in relation to the Business Combination.

(b)	Adjustment necessary to eliminate interest earned on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(c)	Adjustments necessary to eliminate the initial loss and change in fair value on the Subscription Agreement liability after giving effect to the Business Combination as if it had occurred on January 1, 2025.

(d)	On October 17, 2025 Eagle Redi-Mix Concrete, LLC, a subsidiary of the Company (“Eagle”) entered into the Equity and Asset Purchase and Contribution Agreement (the “Schwarz Purchase Agreement”) with SRM, Inc. dba Schwarz Ready Mix, SRM Leasing, LLC, an Oklahoma limited liability company (“Schwarz Leasing”), Schwarz Sand, LLC an Oklahoma limited liability company (“Schwarz Sand,” and together with Schwarz Ready Mix and Schwarz Leasing, the “Schwarz Entities”), the equity holders of Schwarz Ready Mix and Schwarz Leasing (collectively, the “Owners”), the equity holders of Schwarz Sand (collectively, the “Schwarz Sand Sellers”), certain other transaction beneficiaries, and Schwarz Ready Mix, in its capacity as a representative of the selling parties (the transaction, the “Thunder Acquisition”).

Pursuant to the Schwarz Purchase Agreement, Eagle acquired substantially all of the assets of Schwarz Ready Mix and Schwarz Leasing and all of the issued and outstanding equity interests of Schwarz Sand for an aggregate purchase price of $115.6 million, consisting of (i) $72.9 million paid in cash at closing, minus the estimated closing indebtedness, the estimated transaction expenses, the adjustment escrow amount and the indemnity escrow amount as further described in the Schwarz Purchase Agreement, (ii) $22.7 million to be paid in cash on March 31, 2026 and (iii) 20,000,000 shares of Preferred Units of the Company issued to the Schwarz Sand Sellers in exchange for the contributed units of Schwarz Sand, with such amount being subject to certain customary post-Closing purchase price adjustments as further described in the Schwarz Purchase Agreement.

The acquisition of the Schwarz Entities has been assumed to be accounted for as a business combination in accordance with ASC 805. The assets acquired and liabilities assumed would be recorded at their respective fair values as of October 17, 2025. Any transaction costs were assumed to be expensed as incurred in accordance with ASC 805. The unaudited pro forma condensed combined financial statements of CPH presented herein have been prepared to reflect the transaction accounting adjustments to the Schwarz Entities’ historical condensed consolidated financial information.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 assumes the acquisition of the Schwarz Entities occurred on January 1, 2025.

The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what the actual results of operations of CPH would have been had the acquisition of the Schwarz Entities occurred on the dates noted above, nor are they necessarily indicative of future results of operations. Future results may vary significantly from the results reflected because of various factors. In CPH’s opinion, all adjustments that are necessary to present fairly the unaudited pro forma condensed combined financial information have been made.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

o	The Schwarz Entities audited statement of operations for period January 1, 2025 through October 17, 2025 and the related notes, which are included in the Current Report as Exhibit 99.5.

The following table provides the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 for CPH pursuant to the assumptions mentioned above and included in the “CPH Pro Forma Combined” column:

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
 OF SUNCRETE FOR THE YEAR ENDED DECEMBER 31, 2025

	Historical	Historical
(In $000's)	CPH For the Year Ended December 31, 2025	Schwarz For the Period January 1, 2025 through October 17, 2025	Schwarz Acquisition Transaction Accounting Adjustments		CPH Pro Forma Combined
Revenues	$194,871	$75,431	$—		$270,302

Cost of goods sold	127,925	64,053	(12,870)	(1)	181,232
			796	(2)
			1,328	(3)
Gross Profit	66,946	11,378	10,746		89,070

Operating expenses:
Selling, general, and administrative expenses	45,553	3,096	12,870	(1)	60,976
			(543)	(2)
Acquisition-related costs	6,696	—	—		6,696
Loss (gain) on disposal of assets, net	272	—	(780)	(4)	(508)
Total operating expenses	52,521	3,096	11,547		67,164

Operating income (loss)	14,425	8,282	(801)		21,906

Non-operating expenses (income):
Other expense (income)	418	(81)	—		337
Gain on sale of assets	—	(780)	780	(4)	—
Interest expense	12,032	366	5,652	(5)	18,050
Total non-operating expense (income)	12,450	(495)	6,432		18,387

Net income (loss) before income taxes	1,975	8,777	(7,233)		3,519

Income tax expense	—	583	(583)	(6)	—

Net income (loss) - consolidated	1,975	8,194	(6,650)		3,519

Net income (loss) attributable to noncontrolling interest	—	2,878	(2,878)	(7)	—

Net income (loss) attributable to controlling interest	$1,975	$5,316	$(3,772)		$3,519

Weighted average number of common shares outstanding, basic and diluted	95,700,000			(8)	95,700,000
Net loss per common share, basic and diluted	$(0.12)			(8)	$(0.12)

(1)	Adjustment necessary to reclassify certain costs within cost of goods sold to selling, general, and administrative, to conform with the presentation of CPH.

(2)	Adjustment necessary to reflect the estimated incremental depreciation expense related to the fixed assets acquired for period January 1, 2025 through October 17, 2025. Depreciation is calculated assuming a straight-line method of depreciation based on the estimated fair value and useful lives of each fixed asset as of October 17, 2025.

(3)	Adjustment necessary to reflect incremental amortization expense related to estimated customer relationships acquired in the Thunder Acquisition for the period January 1, 2025 through October 17, 2025. Amortization is calculated assuming a straight-line method of amortization based on the estimated fair value and useful life of customer relationships as of the closing of the Thunder Acquisition. The customer relationships were estimated to have a weighted average useful life of approximately 10 years.

(4)	Adjustment necessary to reclassify gain on the sale of assets to conform to the presentation of CPH.

(5)	Adjustment necessary to eliminate historical interest expense incurred by the Schwarz Entities and reflect the estimated interest expense in the period presented with respect to the incremental borrowings to finance the Thunder Acquisition. The interest rate utilized as of December 31, 2025 was 7.4% per annum. A one-eighth point change in interest rates as of December 31, 2025 would change interest expense by $0.1 million for the year ended December 31, 2025.

(6)	Adjustment necessary to remove income tax expense on the Schwarz Entities as CPH is not a tax paying entity.

(7)	Adjustment necessary to remove the historical noncontrolling interest of the Schwarz Entities. As part of the Thunder Acquisition, CPH purchased all noncontrolling interests.

(8)	The following table reconciles historical and pro forma basic and diluted loss per share for the period indicated (in thousands, except share and per share amounts):

	For the Year Ended December 31, 2025
	Historical	Pro Forma
Net income	$1,975	$3,519
Less: distributions to senior preferred unitholders	(2,340)	(2,340)
Less: accretion of redeemable preferred units to Redemption value	(10,791)	(12,440)
Net Loss Attributable to Common Shareholders	(11,156)	(11,261)

Common shares:
Common Shares outstanding — basic	95,700,000	95,700,000
Dilutive effect of potential Common Shares	—	—
Common Shares outstanding — diluted	95,700,000	95,700,000

Net loss per share:
Basic	$(0.12)	$(0.12)
Diluted	$(0.12)	$(0.12)

(e)	The following reclassifications were made to conform the historical financial statements of Haymaker to the presentation of CPH, and such amounts are reflected in the “Haymaker As Reclassified” column:

AS RECLASSIFIED STATEMENT OF OPERATIONS OF HAYMAKER
FOR THE YEAR ENDED DECEMBER 31, 2025

		Historical
Suncrete caption	Haymaker Acquisition Corp. 4 caption	Haymaker As Reported	Reclassification Adjustments	Haymaker As Reclassified
Revenues		$—	$—	$—

Cost of goods sold		—	—	—

Gross Profit		—	—	—

Operating expenses:
	General and administrative expenses	2,522	(2,522)	—
	General and administrative expenses - related party	240	(240)	—
Selling, general, and administrative expenses		—	2,522	2,762
			240
(Gain) loss on disposal of assets, net		—	—	—
Total operating expenses		2,762	—	2,762

Operating income	Loss from operations	(2,762)	—	(2,762)

Non-operating expenses / (income):	Other income:
Interest earned on cash held in Trust Account	Interest earned on cash held in Trust Account	10,367	—	10,367
	Initial loss of Subscription Agreement liability	(7,178)		(7,178)
	Change in fair value of Subscription Agreement liability	(1,897)		(1,897)
Other expense		—	—	—
Interest expense, net		—	—	—
Total non-operating expense / (income)	Total other income	1,292	—	1,292

Net income (loss)	Net income (loss)	$(1,470)	$—	$(1,470)

Weighted average shares outstanding of Class A Ordinary Shares subject to possible redemption, basic and diluted		22,836,887	-	22,836,887
Basic and diluted net income per share, Class A Ordinary Shares subject to possible redemption		$(0.05)		$(0.05)

Weighted average shares outstanding of non-redeemable Class A and Class B Ordinary Shares, basic and diluted		6,547,600	-	6,547,600
Basic and diluted net income per share, non-redeemable Class A and Class B Ordinary Shares		$(0.05)		$(0.05)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization under GAAP. Under this method of accounting, Haymaker was treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the post-combination company represents a continuation of the financial statements of CPH with the Business Combination treated as the equivalent of CPH issuing stock for the net assets of Haymaker, accompanied by a recapitalization. The net assets of Haymaker were stated at historical costs, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are presented as those of CPH in any future reports of PubCo. The historical information of CPH for the year ended December 31, 2025 has been adjusted to include the estimated transaction accounting adjustments of the Thunder Acquisition.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, assumes that the Business Combination and related transactions occurred on December 31, 2025. The unaudited pro forma condensed combined statements of operations for year ended December 31, 2025 gives pro forma effect to the Business Combination as if it had been completed on January 1, 2025, the beginning of the earliest period presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

•	Haymaker’s audited consolidated balance sheet as of December 31, 2025 and the related notes, which are incorporated into the Current Report by reference; and

•	CPH’s audited consolidated balance sheet as of December 31, 2025 and the related notes, included as Exhibit 99.2.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025, has been prepared using, and should be read in conjunction with, the following:

•	Haymaker’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes, which are incorporated into the Current Report by reference;

•	CPH’s audited consolidated statement of operations for the year ended December 31, 2025, and the related notes, included as Exhibit 99.2; and

•	The Schwarz Entities’ audited consolidated statement of operations for the period January 1, 2025 through October 17, 2025, and the related notes, included as Exhibit 99.5.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The transaction accounting adjustments reflect the consummation of the Business Combination and are based on certain currently available information and certain assumptions and methodologies that Haymaker believes are reasonable under the circumstances. The unaudited transaction accounting adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Haymaker believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the transaction accounting adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the period presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Post-Combination Company would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of Haymaker and CPH.

Accounting Policies

Upon consummation of the Business Combination, management of the Post-Combination Company has performed a comprehensive review of the two entities’ accounting policies. As a result of the review, management of the Post-Combination Company did not identify differences between the accounting policies of the two entities. Based on its analysis, management of the Post-Combination Company did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. CPH and Haymaker have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2025.